                                                                    EXHIBIT 99.1

                               [CHASE LETTERHEAD]

The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070                           NEWS RELEASE

Investor Contact: John Borden                     Press Contacts:  Kathleen Baum
                  212-270-7318                                     212-270-5089
                                                                   John Stefans
         For Immediate Release                                     212-270-7438

           CHASE OPERATING EARNINGS PER SHARE RISE 15 PERCENT IN 1997

         New York, January 20, 1998 -- The Chase Manhattan Corporation (NYSE:CMB) today reported diluted operating earnings per share of $8.35 for 1997, compared with $7.27 in 1996. Operating earnings for the year increased nine percent to $3.85 billion from $3.52 billion in 1996. Net income, which includes merger-related restructuring costs and special items, rose to $3.71 billion in 1997 from $2.46 billion in 1996.

         1997 FINANCIAL HIGHLIGHTS

     -    Operating earnings per share increased 15 percent for the full year.

     - Return on common stockholders' equity rose to 19.5 percent from 18.4 percent.

     -    Total managed revenues increased eight percent to $17.67 billion.

     -    The efficiency ratio improved to 55 percent from 57 percent.

         "It was another great year for Chase, underscoring the strength of our balanced mix of businesses," said Walter V. Shipley, chairman and chief executive officer. "Despite difficult market conditions in the fourth quarter, revenue growth continued to accelerate, with eight of Chase's eleven businesses growing at double-digit levels."

Fourth quarter financial summary

         Diluted operating earnings per share in the fourth quarter of 1997 were $1.89, compared with $1.88 in the same 1996 quarter. Operating earnings were $850 million, six percent lower than in the same 1996 quarter, primarily due to lower trading results. Net income was $874 million, five percent higher than in the same 1996 quarter.


                                     (More)

         Return on common stockholders' equity was 16.5 percent in the fourth quarter of 1997 compared with 18.1 percent in the same 1996 quarter. Total managed revenues rose five percent to $4.29 billion, from $4.10 billion in the same 1996 quarter. The efficiency ratio was 57 percent in the the fourth quarter of 1997 and 56 percent in the prior year quarter.

         LINE-OF-BUSINESS RESULTS

         Results have been restated to reflect the corporation's new organizational structure. Chase's Global Services businesses are now reported as Chase Technology Solutions. Middle Market Banking and Chase Bank of Texas, formerly Texas Commerce Bank, are now included in Global Banking although consumer- and global services-related results for Chase Bank of Texas are reported as part of those businesses.

         Global Banking

         Net income from Global Banking in 1997 rose 11 percent to $2.47 billion. Return on common equity was 22 percent. For the full year, Global Banking revenues grew six percent.

         Net income from Chase's global markets businesses rose 18 percent in 1997 to $955 million. Revenues rose 11 percent for the full year, reflecting higher treasury results and trading revenues. Total trading revenues for the corporation rose four percent to $2.04 billion for the full year. Fourth quarter total trading revenues were $127 million, as losses in emerging markets securities offset strong foreign exchange revenues.

         Net income from global investment banking and corporate lending was $741 million in 1997. Investment banking activity accelerated throughout the year, producing record corporate finance and loan syndication fees for the corporation. These fees rose 20 percent to $1.14 billion for the full year and by 68 percent in the fourth quarter. Results for 1997 reflect significant market share gains in high yield and investment grade underwriting, and in mergers and acquisitions advisory activities. Revenues from corporate lending declined nine percent to $1.47 billion.

         Net income from Chase Capital Partners rose three percent to $409 million in 1997. Equity-related investment revenues for the corporation were $806 million in 1997, including revenues of $220 million in the fourth quarter, a 28 percent increase over the prior year.

         Net income for Chase Bank of Texas increased by eight percent to $291 million in 1997, with both fee-based business and loan and deposit volumes rising. Revenues rose by eight percent for the full year and by 10 percent in the fourth quarter.

         Net income from middle market banking was $211 million in 1997, an 11 percent increase over the previous year, reflecting higher deposit volume, increased corporate finance activity and productivity gains.

         Net income from global asset management and private banking rose 24 percent to $143 million in 1997. Revenues for the full year rose by 11 percent, driven by growth in assets under management as well as increased investment advisory activities. In the fourth quarter, revenues rose 14 percent.

         Chase Technology Solutions

         As announced in December 1997, in order to establish a fully integrated transaction processing platform, Chase has combined its global services businesses, information technology and operations and electronic commerce initiatives into a new group called Chase Technology Solutions.

         Net income for global services within Chase Technology Solutions rose 37 percent to $395 million in 1997, reflecting an 11 percent rise in revenues as well as productivity gains. Return on common equity for the year was 37 percent. In the fourth quarter, net income rose 46 percent, with revenues rising 17 percent. Expenses related to information technology and operations and electronic commerce initiatives have been allocated to the businesses they support.

         National Consumer Services

         Net income from National Consumer Services rose nine percent to $1.04 billion in 1997. Return on common equity was 21 percent. Revenues increased 10 percent for the full year and 12 percent in the fourth quarter. Fourth quarter net income rose 23 percent.

         Net income from credit cards was $325 million in 1997, a six percent decline from the prior year reflecting higher charge-offs and marketing investments. Credit card revenues increased 15 percent to $3.35 billion in 1997, reflecting growth throughout the year in both co-branded offerings and core products. Net income was $104 million in the fourth quarter, 37 percent higher than the year-ago period. Average managed domestic receivables increased 20 percent to $29.38 billion in the 1997 fourth quarter and include Chase's acquisition of substantially all of The Bank of New York's credit card portfolio, which closed on November 24, 1997. The credit card charge-off rate continued to decline from second and third quarter 1997 levels.

         Net income from mortgage banking was $180 million in 1997, a 70 percent increase from the prior year, reflecting higher revenues and productivity gains from re-engineering initiatives. For the full year, revenues rose 14 percent to $741 million. Fourth quarter 1997 revenues rose 10 percent to $175 million.

         Net income from national consumer finance was $123 million, a 10 percent decline from the prior year, reflecting the impact of the joint venture formed with Sallie Mae in the fourth quarter of 1996, which is accounted for on an equity basis. Revenues increased eight percent to $649 million in 1997. Revenues in the fourth quarter grew by 11 percent.

         Net income from payments and investments was $395 million in 1997, a 13 percent increase from 1996, reflecting higher deposit volumes, increased investment sales and greater Chase banking card usage. Results for the year also reflect ongoing productivity initiatives. Revenues rose three percent for the full year and five percent in the fourth quarter.

FINANCIAL INFORMATION

         Total noninterest operating expenses were $9.73 billion in 1997, a five percent increase from 1996, and reflected $635 million of incremental merger savings, offset by higher investment spending and increased incentives related to higher revenues. In the fourth quarter of 1997, total noninterest operating expenses rose seven percent to $2.47 billion, reflecting $115 million in incremental merger savings.

Asset Quality

         The provision for credit losses in 1997 was $804 million, compared with $897 million in 1996. The provision for credit losses was $205 million in 1997 fourth quarter, compared with $182 million in fourth quarter of 1996.

         Total managed consumer net charge-offs for the full year were $1.783 billion, of which $807 million related to assets retained on the balance sheet, compared with $1.362 billion, of which $824 million related to assets retained on the balance sheet, in 1996. In the fourth quarter of 1997, total managed consumer net charge-offs were $472 million, of which $212 million were related to assets retained on the balance sheet.

         Managed domestic credit card net charge-offs for the full year were
5.66 percent of average managed receivables, compared with 4.87 percent in 1996. Managed domestic credit card net charge-offs in the fourth quarter were 5.45 percent of average managed receivables, compared with 5.11 percent in the same 1996 quarter.

         Total domestic commercial net recoveries were $15 million in 1997, compared with net charge-offs of $100 million in 1996. In the fourth quarter of 1997, total domestic commercial net recoveries were $24 million compared with net recoveries of $22 million in the same 1996 quarter.

         Nonperforming assets, at December 31, 1997 were $1.018 billion, compared with $1.036 billion on September 30, 1997 and $ 1.151 billion on December 31, 1996.

Other Information

         Fourth quarter 1997 operating revenues and earnings exclude a $58 million special gain ($37 million after-tax) resulting from the sale of Chase's remaining 20 percent stake in CIT.

         Merger-related restructuring costs of $192 million for the full year and $20 million for the 1997 fourth quarter are also excluded from operating earnings.

         At December 31, 1997, Chase's estimated Tier 1 and total risk-based capital ratios were 7.9 percent and 11.7 percent, respectively, and its leverage ratio was 6.0 percent.

                                      # # #

CHASE'S NEWS RELEASES AND QUARTERLY FINANCIAL RESULTS ARE AVAILABLE ON THE INTERNET AT WWW.CHASE.COM.

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                 (IN MILLIONS, EXCEPT PER SHARE AND RATIO DATA)


                                                          THREE MONTHS ENDED                FOR THE YEAR ENDED
                                                             DECEMBER 31,                       DECEMBER 31,
                                                       --------------------------      -------------------------------
                                                          1997            1996            1997                  1996
                                                       ----------      ----------      ----------           ----------
EARNINGS:
Operating Income  (a)                                  $      850      $      901      $    3,849           $    3,516
Nonrecurring Items (After-Tax)  (a)                            37              --             (20)                  70
Restructuring Costs (After-Tax)  (a)                          (13)            (65)           (121)              (1,125)
                                                       ----------      ----------      ----------           ----------
Net Income                                             $      874      $      836      $    3,708           $    2,461
                                                       ==========      ==========      ==========           ==========
Net Income Applicable to Common Stock                  $      839      $      781      $    3,526           $    2,242
                                                       ==========      ==========      ==========           ==========

INCOME PER COMMON SHARE:
Basic:
    Operating Income                                   $     1.93      $     1.93      $     8.64           $     7.55
    Net Income                                         $     1.99      $     1.78      $     8.30           $     5.13
Diluted:
    Operating Income                                   $     1.89      $     1.88      $     8.35           $     7.27
    Net Income                                         $     1.94      $     1.74      $     8.03           $     4.94

PER COMMON SHARE:
Book Value at December 31,                             $    47.51      $    42.58      $    47.51           $    42.58
Market Value at December 31,                           $   109.50      $    89.38      $   109.50           $    89.38
Common Stock Dividends Declared  (b)                   $     0.62      $     0.56      $     2.48           $     2.24

COMMON SHARES OUTSTANDING:
Basic Average Common Shares                                 421.3           438.0           424.6                436.8
Average Common Shares Assuming Dilution                     432.2           448.8           439.2                453.4
Common Shares at Period End                                 421.0           430.8           421.0                430.8

PERFORMANCE RATIOS: (AVERAGE BALANCES) (c)
Operating Income:
    Return on Assets                                         0.90%           1.08%           1.08%                1.09%
    Return on Common Stockholders' Equity                   16.53%          18.12%          19.48%               18.35%
    Return on Total Stockholders' Equity                    15.84%          16.89%          18.29%               17.06%
Net Income:
    Return on Assets                                         0.92%           1.00%           1.04%                0.77%
    Return on Common Stockholders' Equity                   17.02%          16.73%          18.73%               12.48%
    Return on Total Stockholders' Equity                    16.28%          15.67%          17.62%               11.94%
Efficiency Ratio  (d)                                          61%             59%             58%                  59%
Efficiency Ratio - Excluding Securitizations  (d)              57%             56%             55%                  57%

CAPITAL RATIOS AT DECEMBER 31:
Common Stockholders' Equity to Assets                                                         5.5%                 5.5%
Total Stockholders' Equity to Assets                                                          5.9%                 6.2%
Tier 1 Leverage                                                                               6.0%(e)              6.8%
Risk-Based Capital:
    Tier 1 (4.0% required)                                                                    7.9%(e) *            8.2%
    Total (8.0% required)                                                                    11.7%(e) *           11.8%

FULL-TIME EQUIVALENT EMPLOYEES AT DECEMBER 31,                                             69,033               67,785

(a)   See Operating Income Reconciliation on the following page.

(b) The Corporation increased its quarterly common stock dividend to $0.62 per share, from $0.56 per share, in the first quarter of 1997.

(c) Performance ratios for three months ended December 31, 1997 and 1996 are based on annualized amounts.

(d) Excludes restructuring costs, foreclosed property expense and nonrecurring items.

(e) In the third quarter of 1997, the Corporation adopted the Federal Reserve Board's new guidelines for calculating market risk-adjusted capital. The risk-based capital and leverage ratios now include the assets and off-balance sheet financial instruments of the Corporation's securities subsidiary, Chase Securities Inc., as well as the Corporation's investment in this subsidiary. Prior period ratios have not been restated.

*     Estimated

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                         OPERATING INCOME RECONCILIATION
                                  (IN MILLIONS)

                                                                         SUMMARY OF RESULTS FOR THE
                                                                        THREE MONTHS ENDED DECEMBER 31,
                                            ---------------------------------------------------------------------------------------
                                                             1997                                           1996
                                            -----------------------------------------       ---------------------------------------
                                                         RESTRUCTURING                                   RESTRUCTURING
                                                          COSTS AND                                        COSTS AND
                                           OPERATING      NONRECURRING         AS          OPERATING      NONRECURRING        AS
                                            EARNINGS        ITEMS           REPORTED        EARNINGS         ITEMS         REPORTED
                                            --------        -----           --------        --------         -----         --------
EARNINGS:
Net Interest Income                          $2,079          $--             $2,079          $2,041          $  --           $2,041
Noninterest Revenue                           1,947           58(c)           2,005           1,897             --            1,897
                                             ------          ---             ------          ------          -----           ------
Total Operating Revenue                       4,026           58              4,084           3,938             --            3,938
Operating Expense                             2,467           --              2,467           2,304             --            2,304
Credit Costs (a)                                208           --                208             181             --              181
                                             ------          ---             ------          ------          -----           ------
Income Before Restructuring Costs             1,351           58              1,409           1,453             --            1,453
Restructuring Costs  (b)                         --           20                 20              --            104              104
                                             ------          ---             ------          ------          -----           ------
Income (Loss) After Restructuring Costs       1,351           38              1,389           1,453           (104)           1,349
Tax Expense (Benefit)                           501           14                515             552            (39)             513
                                             ------          ---             ------          ------          -----           ------
NET INCOME (LOSS)                            $  850          $24             $  874          $  901          $ (65)          $  836
                                             ======          ===             ======          ======          =====           ======

INCOME PER COMMON SHARE:
Basic                                        $ 1.93                          $ 1.99          $ 1.93                          $ 1.78
Diluted                                      $ 1.89                          $ 1.94          $ 1.88                          $ 1.74



                                                                            SUMMARY OF RESULTS FOR THE
                                                                           FULL YEAR ENDED DECEMBER 31,
                                            ---------------------------------------------------------------------------------------
                                                             1997                                           1996
                                            -----------------------------------------       ---------------------------------------
                                                         RESTRUCTURING                                   RESTRUCTURING
                                                          COSTS AND                                        COSTS AND
                                           OPERATING      NONRECURRING         AS          OPERATING      NONRECURRING        AS
                                            EARNINGS        ITEMS           REPORTED        EARNINGS         ITEMS         REPORTED
                                            --------        -----           --------        --------         -----         --------
EARNINGS:
Net Interest Income                        $ 8,158          $  --            $ 8,158        $ 8,168        $    54(e)      $ 8,222
Noninterest Revenue                          8,523            102(c)           8,625          7,690            (60)(f)       7,630
                                           -------          -----            -------        -------        -------         -------
Total Operating Revenue                     16,681            102             16,783         15,858             (6)         15,852
Operating Expense                            9,730            135(d)           9,865          9,306             40(g)        9,346
Credit Costs (a)                               816             --                816            881             --             881
                                           -------          -----            -------        -------        -------         -------
Income (Loss) Before Restructuring Costs     6,135            (33)             6,102          5,671            (46)          5,625
Restructuring Costs  (b)                        --            192                192             --          1,814           1,814
                                           -------          -----            -------        -------        -------         -------
Income (Loss) After Restructuring Costs      6,135           (225)             5,910          5,671         (1,860)          3,811
Tax Expense (Benefit)                        2,286            (84)             2,202          2,155           (805)(h)       1,350
                                           -------          -----            -------        -------        -------         -------
NET INCOME (LOSS)                          $ 3,849          $(141)           $ 3,708        $ 3,516        $(1,055)        $ 2,461
                                           =======          =====            =======        =======        =======         =======

INCOME PER COMMON SHARE:
Basic                                      $  8.64                           $  8.30        $  7.55                        $  5.13
Diluted                                    $  8.35                           $  8.03        $  7.27                        $  4.94


(a) Credit Costs include the Provision for Credit Losses and Foreclosed Property Expense.

(b) Reflects pre-tax merger-related restructuring charge of $1,650 million, which was recorded on March 31, 1996. Merger-related expenses that did not qualify for immediate recognition have been recognized as incurred under an existing accounting pronouncement.

(c) Includes $58 million gain on the sale of the Corporation's remaining interest in CIT in the fourth quarter and $44 million gain on the sale of a partially-owned foreign investment in the first quarter.

(d) Costs incurred for the accelerated vesting of stock-based incentive awards.

(e)   Receipt of interest related to Federal and State tax audit settlements.

(f)   Loss on sale of a building in Japan.

(g)   Costs incurred in combining the Corporation's foreign retirement plans.

(h) Includes tax benefits related to the restructuring charge as well as aggregate tax benefits and refunds.

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                    THREE MONTHS ENDED
                                                                           -------------------------------------
                                                                           DEC. 31,        SEPT. 30,     DEC. 31,
                                                                            1997            1997           1996
                                                                           -------         ------        -------
INTEREST INCOME
Loans                                                                      $ 3,361         $3,271        $ 3,048
Securities                                                                     851            720            767
Trading Assets                                                                 707            732            615
Federal Funds Sold and Securities Purchased Under Resale Agreements            728            623            571
Deposits with Banks                                                            156            149             97
                                                                           -------         ------        -------
    Total Interest Income                                                    5,803          5,495          5,098
                                                                           -------         ------        -------

INTEREST EXPENSE
Deposits                                                                     1,764          1,714          1,520
Short-Term and Other Borrowings                                              1,640          1,451          1,304
Long-Term Debt                                                                 320            284            233
                                                                           -------         ------        -------
    Total Interest Expense                                                   3,724          3,449          3,057
                                                                           -------         ------        -------

NET INTEREST INCOME                                                          2,079          2,046          2,041
Provision for Credit Losses                                                    205            190            182
                                                                           -------         ------        -------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                        1,874          1,856          1,859
                                                                           -------         ------        -------

NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                         369            308            219
Trust, Custody and Investment Management Fees                                  338            338            294
Credit Card Revenue                                                            353            304            320
Service Charges on Deposit Accounts                                             96             94             98
Fees for Other Financial Services                                              421            411            377
Trading Revenue                                                                (78)           505            286
Securities Gains                                                               123             58             25
Revenue from Equity-Related Investments                                        220            243            172
Other Revenue                                                                  163            102            106
                                                                           -------         ------        -------
    Total Noninterest Revenue                                                2,005          2,363          1,897
                                                                           -------         ------        -------

NONINTEREST EXPENSE
Salaries                                                                     1,072          1,292          1,070
Employee Benefits                                                              192            206            185
Occupancy Expense                                                              193            194            192
Equipment Expense                                                              217            192            180
Foreclosed Property Expense                                                      3              6             (1)
Other Expense                                                                  793            700            677
                                                                           -------         ------        -------
    Total Noninterest Expense Before Restructuring Charge                    2,470          2,590          2,303
Restructuring Charge and Expenses                                               20             71            104
                                                                           -------         ------        -------
    Total Noninterest Expense                                                2,490          2,661          2,407
                                                                           -------         ------        -------

INCOME BEFORE INCOME TAX EXPENSE                                             1,389          1,558          1,349
Income Tax Expense                                                             515            576            513
                                                                           -------         ------        -------
NET INCOME                                                                 $   874         $  982        $   836
                                                                           =======         ======        =======

NET INCOME APPLICABLE TO COMMON STOCK                                      $   839         $  941        $   781
                                                                           =======         ======        =======

NET INCOME PER COMMON SHARE:
    Basic                                                                  $  1.99         $ 2.23        $  1.78
                                                                           =======         ======        =======
    Diluted                                                                $  1.94         $ 2.16        $  1.74
                                                                           =======         ======        =======

Certain amounts have been reclassified to conform to current presentation.

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF INCOME
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                              FOR THE YEAR ENDED
                                                                                DECEMBER 31,
                                                                           -----------------------
                                                                             1997            1996
                                                                           -------        --------
INTEREST INCOME
Loans                                                                      $12,826        $ 12,359
Securities                                                                   3,028           2,862
Trading Assets                                                               2,770           1,898
Federal Funds Sold and Securities Purchased Under Resale Agreements          2,607           2,135
Deposits with Banks                                                            525             537
                                                                           -------        --------
    Total Interest Income                                                   21,756          19,791
                                                                           -------        --------

INTEREST EXPENSE
Deposits                                                                     6,561           6,038
Short-Term and Other Borrowings                                              5,903           4,630
Long-Term Debt                                                               1,134             901
                                                                           -------        --------
    Total Interest Expense                                                  13,598          11,569
                                                                           -------        --------

NET INTEREST INCOME                                                          8,158           8,222
Provision for Credit Losses                                                    804             897
                                                                           -------        --------
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES                        7,354           7,325
                                                                           -------        --------

NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                       1,136             950
Trust, Custody and Investment Management Fees                                1,307           1,176
Credit Card Revenue                                                          1,183           1,063
Service Charges on Deposit Accounts                                            376             394
Fees for Other Financial Services                                            1,607           1,529
Trading Revenue                                                              1,323           1,371
Securities Gains                                                               312             135
Revenue from Equity-Related Investments                                        806             726
Other Revenue                                                                  575             286
                                                                           -------        --------
    Total Noninterest Revenue                                                8,625           7,630
                                                                           -------        --------

NONINTEREST EXPENSE
Salaries                                                                     4,598           4,232
Employee Benefits                                                              839             926
Occupancy Expense                                                              767             824
Equipment Expense                                                              792             724
Foreclosed Property Expense                                                     12             (16)
Other Expense                                                                2,869           2,640
                                                                           -------        --------
    Total Noninterest Expense Before Restructuring Charge                    9,877           9,330
Restructuring Charge and Expenses                                              192           1,814
                                                                           -------        --------
    Total Noninterest Expense                                               10,069          11,144
                                                                           -------        --------

INCOME BEFORE INCOME TAX EXPENSE                                             5,910           3,811
Income Tax Expense                                                           2,202           1,350
                                                                           -------        --------
NET INCOME                                                                 $ 3,708        $  2,461
                                                                           =======        ========

NET INCOME APPLICABLE TO COMMON STOCK                                      $ 3,526        $  2,242
                                                                           =======        ========

NET INCOME PER COMMON SHARE:
   Basic                                                                   $  8.30        $   5.13
                                                                           =======        ========
   Diluted                                                                 $  8.03        $   4.94
                                                                           =======        ========

Certain amounts have been reclassified to conform to current presentation.

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST REVENUE DETAIL
                                  (IN MILLIONS)

                                                                    THREE MONTHS ENDED                 FOR THE YEAR ENDED
                                                            -----------------------------------      ---------------------
                                                            DEC. 31,      SEPT. 30,    DEC. 31,            DECEMBER 31,
                                                              1997         1997          1996          1997          1996
                                                             -----         ----        --------      ------        -------
FEES FOR OTHER FINANCIAL SERVICES:
Fees in Lieu of Compensating Balances                        $  78         $ 81        $  72         $  314        $   295
Commissions on Letters of Credit and Acceptances                83           78           78            307            330
Mortgage Servicing Fees                                         54           59           45            231            204
Loan Commitment Fees                                            34           30           28            120            120
Other Fees                                                     172          163          154            635            580
                                                             -----         ----        -----         ------        -------
    Total                                                    $ 421         $411        $ 377         $1,607        $ 1,529
                                                             =====         ====        =====         ======        =======

TRADING-RELATED REVENUE: (a)
Interest Rate Contracts                                      $ 167         $159        $  85         $  726        $   535
Foreign Exchange Revenue                                       231          228          103            803            444
Debt Instruments and Other                                    (271)         291          266            509            977
                                                             -----         ----        -----         ------        -------
    Total                                                    $ 127         $678        $ 454         $2,038        $ 1,956
                                                             =====         ====        =====         ======        =======

OTHER REVENUE:
Residential Mortgage Origination/Sales Activities            $  32         $ 37        $  22         $  130        $    63
Net Losses on Disposition of Available-for-Sale Loans           --           --          (15)            --            (80)
Gains on Sales of Partially-owned Investments                   58           --           --            102             --
Loss on Sale of a Building in Japan                             --           --           --             --            (60)
All Other Revenue                                               73           65           99            343            363
                                                             -----         ----        -----         ------        -------
    Total                                                    $ 163         $102        $ 106         $  575        $   286
                                                             =====         ====        =====         ======        =======

(a) Includes net interest income attributable to trading activities. Certain amounts have been reclassified to conform to current presentation.

--------------------------------------------------------------------------------

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST EXPENSE DETAIL
                                  (IN MILLIONS)

                                       THREE MONTHS ENDED               FOR THE YEAR ENDED
                                  ------------------------------       --------------------
                                  DEC. 31,   SEPT. 30,    DEC. 31,          DECEMBER 31,
                                   1997        1997        1996         1997          1996
                                   ----        ----        ----        ------        ------
OTHER EXPENSE:
Professional Services              $167        $139        $133        $  575        $  530
Marketing Expense                   115          90         110           415           346
Telecommunications                   82          77          77           307           326
Amortization of Intangibles          49          41          42           172           169
Minority Interest (a)                16          19          18            74            54
All Other                           364         334         297         1,326         1,215
                                   ----        ----        ----        ------        ------
    Total                          $793        $700        $677        $2,869        $2,640
                                   ====        ====        ====        ======        ======

(a) Includes minority interest related to the Series A Preferred Shares of $11 million in each quarter of 1997, and $13 million in the fourth quarter of 1996.

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  (IN MILLIONS)

                                                                                            DECEMBER 31,
                                                                                        1997              1996
                                                                                     ---------         ---------
ASSETS
Cash and Due from Banks                                                              $  15,704         $  14,605
Deposits with Banks                                                                      2,886             8,344
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                                                   30,928            28,966
Trading Assets:
    Debt and Equity Instruments                                                         34,641            30,377
    Risk Management Instruments                                                         37,752            29,579
Securities:
    Available-for-Sale                                                                  49,755            44,691
    Held-to-Maturity                                                                     2,983             3,855
Loans (Net of Allowance for Loan Losses of $3,624 in 1997 and $3,549 in 1996)          164,830           151,543
Premises and Equipment                                                                   3,780             3,642
Due from Customers on Acceptances                                                        1,719             2,276
Accrued Interest Receivable                                                              3,359             3,020
Other Assets                                                                            17,184            15,201
                                                                                     ---------         ---------
    TOTAL ASSETS                                                                     $ 365,521         $ 336,099
                                                                                     =========         =========

LIABILITIES
Deposits:
  Domestic:
    Noninterest-Bearing                                                              $  46,603         $  42,726
    Interest-Bearing                                                                    71,576            67,186
  Foreign:
    Noninterest-Bearing                                                                  3,205             4,331
    Interest-Bearing                                                                    72,304            66,678
                                                                                     ---------         ---------
Total Deposits                                                                         193,688           180,921
Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements                                                    56,126            53,868
Commercial Paper                                                                         4,744             4,500
Other Borrowed Funds                                                                     6,861             9,231
Acceptances Outstanding                                                                  1,719             2,276
Trading Liabilities                                                                     52,438            38,136
Accounts Payable, Accrued Expenses and Other Liabilities                                12,526            12,309
Long-Term Debt                                                                          13,387            12,714
Guaranteed Preferred Beneficial Interests in Corporation's
    Junior Subordinated Deferrable Interest Debentures                                   1,740               600
                                                                                     ---------         ---------
    TOTAL LIABILITIES                                                                  343,229           314,555
                                                                                     ---------         ---------

PREFERRED STOCK OF SUBSIDIARY                                                              550               550
                                                                                     ---------         ---------

STOCKHOLDERS' EQUITY
Preferred Stock                                                                          1,740             2,650
Common Stock                                                                               441               441
Capital Surplus                                                                         10,360            10,459
Retained Earnings                                                                       11,103             8,627
Net Unrealized Gain (Loss) on Securities Available-for-Sale, Net of Taxes                   95              (288)
Treasury Stock, at Cost                                                                 (1,997)             (895)
                                                                                     ---------         ---------
    TOTAL STOCKHOLDERS' EQUITY                                                          21,742            20,994
                                                                                     ---------         ---------
    TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
       AND STOCKHOLDERS' EQUITY                                                      $ 365,521         $ 336,099
                                                                                     =========         =========

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENT OF CHANGES
                             IN STOCKHOLDERS' EQUITY
                                  (IN MILLIONS)

                                                                      FOR THE YEAR ENDED
                                                                         DECEMBER 31,
                                                                    -------------------------
                                                                      1997             1996
                                                                    --------         --------
PREFERRED STOCK:
Balance at Beginning of Year                                        $  2,650         $  2,650
Redemption of Stock                                                     (910)              --
                                                                    --------         --------
Balance at End of Year                                              $  1,740         $  2,650
                                                                    --------         --------

COMMON STOCK:
Balance at Beginning of Year                                        $    441         $    458
Retirement of Treasury Stock                                              --              (20)
Issuance of Common Stock                                                  --                3
                                                                    --------         --------
Balance at End of Year                                              $    441         $    441
                                                                    --------         --------

CAPITAL SURPLUS:
Balance at Beginning of Year                                        $ 10,459         $ 11,075
Retirement of Treasury Stock                                              --             (433)
Shares Issued for Employee Stock-Based
   Awards and Certain Related Tax Benefits                               (99)            (183)
                                                                    --------         --------
Balance at End of Year                                              $ 10,360         $ 10,459
                                                                    --------         --------

RETAINED EARNINGS:
Balance at Beginning of Year                                        $  8,627         $  7,997
Net Income                                                             3,708            2,461
Retirement of Treasury Stock                                              --             (557)
Cash Dividends Declared:
   Preferred Stock                                                      (182)            (219)
   Common Stock                                                       (1,050)          (1,061)(a)
Accumulated Translation Adjustment                                        --                6
                                                                    --------         --------
Balance at End of Year                                              $ 11,103         $  8,627
                                                                    --------         --------

NET UNREALIZED GAIN (LOSS) ON SECURITIES AVAILABLE-FOR-SALE:
Balance at Beginning of Year                                        $   (288)        $   (237)
Net Change in Fair Value of Securities Available-for-Sale,
   Net of Taxes                                                          383              (51)
                                                                    --------         --------
Balance at End of Year                                              $     95         $   (288)
                                                                    --------         --------

COMMON STOCK IN TREASURY, AT COST:
Balance at Beginning of Year                                        $   (895)        $ (1,107)
Retirement of Treasury Stock                                              --            1,010
Purchase of Treasury Stock                                            (2,169)          (2,037)
Reissuance of Treasury Stock                                           1,067            1,239
                                                                    --------         --------
Balance at End of Year                                              $ (1,997)        $   (895)
                                                                    --------         --------

TOTAL STOCKHOLDERS' EQUITY                                          $ 21,742         $ 20,994
                                                                    ========         ========

(a) Includes fourth quarter 1995 common stock dividends of $80 million declared and paid by old Chase in the 1996 first quarter.

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           CREDIT RELATED INFORMATION
                                  (IN MILLIONS)


                                        LOANS OUTSTANDING     NONPERFORMING ASSETS
                                      --------------------    --------------------
                                        DECEMBER 31,             DECEMBER 31,
                                        1997        1996        1997        1996
                                      --------    --------    --------    --------

Domestic Commercial:
        Commercial Real Estate        $  5,030    $  5,934    $     75    $    156
        Other Commercial                44,583      40,282         259         446
                                      --------    --------    --------    --------
            Total Commercial Loans      49,613      46,216         334         602
                                      --------    --------    --------    --------

Domestic Consumer:
        Residential Mortgage            38,680      36,621         340         249
        Credit Card                     15,631      12,157          --          --
                                      --------    --------    --------    --------
        Other Consumer                  21,786      20,306          38          35
                                      --------    --------    --------    --------

            Total Consumer Loans        76,097      69,084         378         284
                                      --------    --------    --------    --------
Total Domestic Loans                   125,710     115,300         712         886
Foreign                                 42,744      39,792         196         135
                                      --------    --------    --------    --------
Total Loans                           $168,454    $155,092         908       1,021
                                      --------    --------    --------    --------

    Assets Acquired as
    Loan Satisfactions                                             110         130
                                                              --------    --------
    Total Nonperforming Assets                                $  1,018    $  1,151
                                                              ========    ========




                                                                  THREE MONTHS ENDED  FOR THE YEAR ENDED
                                                                     DECEMBER 31,        DECEMBER 31,
                                                                    ---------------     ---------------
                                                                     1997     1996      1997      1996
                                                                    -----     -----     -----     -----
    Net Charge-Offs:
        Domestic Commercial:
        Commercial Real Estate                                      $ (14)    $ (18)    $ (37)    $  14
        Other Commercial                                              (10)       (4)       22        86
                                                                    -----     -----     -----     -----
            Total Commercial                                          (24)      (22)      (15)      100
                                                                    -----     -----     -----     -----
    Domestic Consumer:
        Residential Mortgage                                           11         8        32        30
        Credit Card                                                   140       156       543       618
        Other Consumer                                                 61        48       232       176
                                                                    -----     -----     -----     -----
            Total Consumer                                            212       212       807       824
                                                                    -----     -----     -----     -----
    Total Domestic Net Charge-offs                                    188       190       792       924
    Foreign                                                            17        (8)       12       (27)
                                                                    -----     -----     -----     -----
Subtotal Net Charge-offs                                              205       182       804       897
    Charge Related to Conforming Credit Card Charge-off Policies       --        --        --       102
                                                                    -----     -----     -----     -----
Total Net Charge-offs                                               $ 205     $ 182     $ 804     $ 999
                                                                    =====     =====     =====     =====

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                         CREDIT CARD RELATED INFORMATION
                          (IN MILLIONS, EXCEPT RATIOS)



                                                              AS OF OR FOR THE                 AS OF OR FOR THE
                                                              THREE MONTHS ENDED                  YEAR ENDED
                                                                DECEMBER 31,                       DECEMBER 31,
                                                           -------------------------         -----------------------
                                                             1997            1996             1997           1996
                                                           ---------        --------         -------        --------
    MANAGED CREDIT CARD PORTFOLIO:
Average Managed Credit Card Receivables                      $29,375         $24,382         $26,848         $23,709
Past Due 90 Days & Over and Accruing                         $   633         $   564         $   633         $   564
   As a Percentage of Average Credit Card Receivables           2.15%           2.31%           2.36%           2.38%
Net Charge-offs  (a)                                         $   400         $   311         $ 1,519         $ 1,156
   As a Percentage of Average Credit Card Receivables           5.45%           5.11%           5.66%           4.87%

    (a) Excludes charges related to conforming credit card charge-off policies.




    FAVORABLE (UNFAVORABLE) IMPACT OF CREDIT CARD      THREE MONTHS ENDED              FOR THE YEAR ENDED
      SECURITIZATIONS ON REPORTED CONSOLIDATED            DECEMBER 31,                    DECEMBER 31,
                                                     -----------------------         -----------------------
       STATEMENT OF INCOME LINE ITEMS:                1997            1996             1997           1996
                                                     -------         -------         -------         -------
Net Interest Income                                  $  (340)        $  (275)        $(1,253)        $  (914)
Provision for Credit Losses                              263             161             993             570
Credit Card Revenue                                       81             101             233             318
Other Revenue                                             (4)             13              27              26
                                                     -------         -------         -------         -------
Pre-tax Income Impact of Securitizations             $    --         $    --         $    --         $    --
                                                     =======         =======         =======         =======

Certain amounts have been reclassified in prior periods.

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
        CONDENSED AVERAGE CONSOLIDATED BALANCE SHEET, INTEREST AND RATES
              (TAXABLE-EQUIVALENT INTEREST AND RATES; IN MILLIONS)


                                                             THREE MONTHS ENDED                         THREE MONTHS ENDED
                                                              DECEMBER 31, 1997                         DECEMBER 31, 1996
                                                    --------------------------------------      ------------------------------------
                                                      AVERAGE                     RATE           AVERAGE                    RATE
                                                      BALANCE      INTEREST    (ANNUALIZED)      BALANCE       INTEREST (ANNUALIZED)
                                                    -----------    ---------    ----------      ----------     --------    --------
   ASSETS
   Liquid Interest-Earning Assets                    $   82,894    $   1,592          7.62%      $  71,724     $  1,282        7.11%
   Securities                                            51,130          855          6.64%         47,103          772        6.52%
   Loans                                                168,804        3,362          7.90%        149,665        3,053        8.11%
                                                     ----------    ---------                     ---------     --------
   Total Interest-Earning Assets                        302,828        5,809          7.61%        268,492        5,107        7.57%
   Total Noninterest-Earning Assets                      73,628                                     62,924
                                                     ----------                                  ---------
       Total Assets                                  $  376,456                                  $ 331,416
                                                     ==========                                  =========

   LIABILITIES
   Total Interest-Bearing Deposits                   $  142,326        1,764          4.92%      $ 130,453        1,520        4.64%
   Total Short-Term and Other Borrowings                 99,709        1,640          6.53%         82,024        1,304        6.32%
   Long-Term Debt                                        15,131          320          8.40%         12,901          233        7.16%
                                                    -----------     --------                     ---------       ------
   Total Interest-Bearing Liabilities                   257,166        3,724          5.74%        225,378        3,057        5.40%
                                                                    --------                                   --------
   Noninterest-Bearing Deposits                          44,338                                     40,787
   Other Noninterest-Bearing Liabilities                 53,106                                     43,479
                                                    -----------                                  ---------
       Total Liabilities                                354,610                                    309,644
                                                    -----------                                  ---------
   PREFERRED STOCK OF SUBSIDIARY                            550                                        550
                                                    -----------                                  ---------
   STOCKHOLDERS' EQUITY
   Preferred Stock                                        1,740                                      2,650
   Common Stockholders' Equity                           19,556                                     18,572
                                                    -----------                                  ---------
       Total Stockholders' Equity                        21,296                                     21,222
                                                    -----------                                  ---------
       Total Liabilities and Stockholders' Equity     $ 376,456                                  $ 331,416
                                                     ==========                                  =========

   INTEREST RATE SPREAD                                                               1.87%                                    2.17%
                                                                                      =====                                   =====
   NET INTEREST INCOME AND NET YIELD
       ON INTEREST-EARNING ASSETS                                  $   2,085          2.73%                    $  2,050        3.04%
                                                                  ==========          =====                    ========       =====

   NET INTEREST INCOME AND NET YIELD
       ON INTEREST-EARNING ASSETS -
       MANAGED BASIS  (a)                                          $   2,425          3.02%                    $  2,325        3.26%
                                                                  ==========          =====                    ========       =====










                                                         FOR THE YEAR ENDED                              FOR THE YEAR ENDED
                                                          DECEMBER 31, 1997                               DECEMBER 31, 1996
                                                  --------------------------------------     ---------------------------------------
                                                    AVERAGE                                   AVERAGE
                                                    BALANCE     INTEREST           RATE       BALANCE       INTEREST           RATE
                                                   ----------    --------         ------     ----------    --------           ------
ASSETS
Liquid Interest-Earning Assets                     $   80,600    $  5,903           7.32%    $   67,239    $  4,569            6.80%
Securities                                             46,043       3,045           6.61%        43,712       2,882            6.59%
Loans                                                 159,932      12,833           8.02%       149,996      12,373            8.25%
                                                   ----------    --------                    ----------    --------
Total Interest-Earning Assets                         286,575      21,781           7.60%       260,947      19,824            7.60%
Total Noninterest-Earning Assets                       69,771                                    60,293
                                                   ----------                                ----------
    Total Assets                                   $  356,346                                $  321,240
                                                   ==========                                ==========

LIABILITIES
Total Interest-Bearing Deposits                    $  137,095       6,561           4.79%    $  130,022       6,038            4.64%
Total Short-Term and Other Borrowings                  91,735       5,903           6.43%        76,549       4,630            6.05%
Long-Term Debt                                         14,315       1,134           7.92%        12,811         901            7.03%
                                                  -----------    --------                    ----------    --------
Total Interest-Bearing Liabilities                    243,145      13,598           5.59%       219,382      11,569            5.27%
                                                                 --------                                  --------
Noninterest-Bearing Deposits                           42,067                                    39,562
Other Noninterest-Bearing Liabilities                  49,544                                    41,523
                                                  -----------                                ----------
    Total Liabilities                                 334,756                                   300,467
                                                  -----------                                ----------
PREFERRED STOCK OF SUBSIDIARY                             550                                       158
                                                  -----------                                ----------
STOCKHOLDERS' EQUITY
Preferred Stock                                         2,212                                     2,650
Common Stockholders' Equity                            18,828                                    17,965
                                                  -----------                                ----------
    Total Stockholders' Equity                         21,040                                    20,615
                                                  -----------                                ----------
    Total Liabilities and Stockholders' Equity    $   356,346                                $  321,240
                                                  ===========                                ==========

INTEREST RATE SPREAD                                                                2.01%                                      2.33%
                                                                                   =====                                      =====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                   $  8,183           2.86%                  $  8,255            3.16%
                                                                 ========          =====                   ========           =====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS -
    MANAGED BASIS  (a)                                           $  9,436           3.13%                  $  9,169            3.36%
                                                                 ========          =====                   ========           =====

(a)  Excludes the impact of the
     credit card securitizations.


                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                            Lines of Business Results
                          (in millions, except ratios)

                                                       National Consumer
Three Months Ended                   Global Bank          Services (a)      Global Services (a)         Total (b)
                                -------------------   -------------------   -------------------   -------------------
         December 31,             1997       1996       1997       1996       1997       1996       1997       1996
                                --------   --------   --------   --------   --------   --------   --------   --------
Managed Revenues                $  1,799   $  1,858   $  1,927   $  1,715   $    613   $    526   $  4,288   $  4,097
Operating Net Income                 433        484        274        222        104         71        850        901

Average Common Equity             11,020     10,508      4,962      4,485        987      1,104     19,556     18,572
Average Assets                   269,030    236,326    105,825     93,194     12,976     11,505    376,456    331,416

Return on Common Equity (ROCE)      14.9%      17.2%      21.2%      18.5%      41.2%      24.6%      16.5%      18.1%
Efficiency Ratio (Managed)            55%        54%        52%        58%        74%        79%        57%        56%

                                   GLOBAL BANK
                             KEY FINANCIAL MEASURES

Three Months Ended
        December 31,                        1997                                1996
                              --------------------------------- ------------------------------------
                                       Net           Efficiency             Net           Efficiency
                              Revenue Income    ROCE   Ratio    Revenue   Income    ROCE    Ratio
                              ------- ------    ---- ---------- -------   ------    ----  ----------
Corporate Finance             $335      N/A      N/A     N/A    $ 167       N/A      N/A     N/A
Corporate Lending              365      N/A      N/A     N/A      402       N/A      N/A     N/A
Global Investment Banking
     and Corporate Lending    $700    $ 226     22.1%    39%    $ 569     $ 157     15.8%    45%
Global Markets                 370       60      8.6     72       682       210     35.5     53
Chase Capital Partners         207      117     29.8     10       174        97     33.5     10
Global Asset Management
     and Private Banking       200       37     34.9     69       175        26     21.7     75
Middle Market                  207       49     23.1     51       206        48     17.8     51
Chase Bank of Texas N.A        335       71     19.0     63       305        65     18.2     64
Terminal Businesses (c)          2      (13)      NM     NM       (66)      (60)      NM     NM

                           NATIONAL CONSUMER SERVICES
                             KEY FINANCIAL MEASURES

Three Months Ended
        December 31,                           1997                                   1996
                               --------------------------------------  -------------------------------------
                                          Net              Efficiency             Net             Efficiency
                               Revenue   Income    ROCE      Ratio     Revenue   Income   ROCE      Ratio
                               -------   ------    ----    ----------  -------   ------   ----    ----------
Credit Cards (e)               $922      $104      20.4%      39%      $780      $76      19.0%      45%
Retail Payments and
   Investments (a,d)            648        99      27.3       72        620       83      22.9       75
Mortgage Banking                175        37      13.9       62        159       22       6.2       70
National Consumer Finance       168        35      27.7       39        152       36      31.1       39

(a) Includes product revenue and expenses from Chase Bank of Texas, N.A. which is eliminated at total Global Bank.

(b)      Total column includes Corporate results.

(c) Represents discontinued portfolios, primarily the remaining refinancing country debt and commercial real estate problem asset and nonperforming portfolio.

(d) Insurance products managed within Retail Payments and Investments, but included for reporting purposes in Credit Cards, Mortgage Banking, and National Consumer Finance, generated revenues of $29 million and $26 million in 1997 and 1996, respectively.

(e)      Includes business results of International Consumer.

NM - Not meaningful

                                    UNAUDITED

                THE CHASE MANHATTAN CORPORATION and Subsidiaries
                            Lines of Business Results
                          (in millions, except ratios)

                                                          National Consumer
For The Year Ended                    Global Bank             Services (a)        Global Services (a)          Total (b)
                                 --------------------    --------------------    --------------------    --------------------
        December 31,               1997        1996        1997        1996        1997        1996        1997        1996
                                 --------    --------    --------    --------    --------    --------    --------    --------
Managed Revenues                 $  8,358    $  7,877    $  7,341    $  6,650    $  2,308    $  2,071    $ 17,674    $ 16,428
Operating Net Income                2,472       2,219       1,039         949         395         289       3,849       3,516

Average Common Equity              10,592      10,511       4,761       4,461       1,049       1,105      18,828      17,965
Average Assets                    256,095     230,397     100,308      91,417      11,889       9,620     356,346     321,240

Return on Common Equity (ROCE)       22.4%       19.9%       20.9%       20.1%       36.7%       24.9%       19.5%       18.4%
Efficiency Ratio (Managed)             48%         50%         52%         56%         73%         78%         55%         57%

                                   GLOBAL BANK
                             KEY FINANCIAL MEASURES

For The Year Ended
        December 31,                               1997                                                1996
                               ---------------------------------------------      ----------------------------------------------
                                            Net                     Efficiency                   Net                    Efficiency
                               Revenue     Income        ROCE         Ratio       Revenue       Income       ROCE         Ratio
                               -------     -------      -------      -------      -------      -------      -------      -------
Corporate Finance              $ 1,020         N/A          N/A          N/A      $   834          N/A          N/A          N/A
Corporate Lending                1,465         N/A          N/A          N/A        1,608          N/A          N/A          N/A
Global Investment Banking
     and Corporate Lending     $ 2,485     $   741         18.7%          42%     $ 2,442      $   736         18.7%          40%
Global Markets                   2,954         955         39.9           50        2,667          807         34.2           54
Chase Capital Partners             738         409         31.1           12          703          397         35.8            9
Global Asset Management
     and Private Banking           751         143         32.4           68          674          115         23.9           70
Middle Market                      839         211         22.0           49          826          190         17.6           52
Chase Bank of Texas N.A          1,328         291         19.5           61        1,230          269         19.0           63
Terminal Businesses (c)             45         (38)          NM           NM          (36)        (100)          NM           NM

                           NATIONAL CONSUMER SERVICES
                             KEY FINANCIAL MEASURES

For The Year Ended
        December 31,                            1997                                          1996
                              ----------------------------------------      ----------------------------------------
                                          Net                 Efficiency                Net                 Efficiency
                              Revenue    Income      ROCE       Ratio       Revenue    Income      ROCE       Ratio
                              ------     ------     ------      ------      ------     ------     ------      ------
Credit Cards (e)              $3,345     $  325       18.3%         39%     $2,917     $  344       21.8%         42%
Retail Payments and
   Investments (a,d)           2,551        395       27.2          71       2,472        349       24.4          74
Mortgage Banking                 741        180       15.6          56         652        106        7.9          67
National Consumer Finance        649        123       25.7          40         599        137       29.8          42

(a) Includes product revenue and expenses from Chase Bank of Texas, N.A. which is eliminated at total Global Bank.

(b)      Total column includes Corporate results.

(c) Represents discontinued portfolios, primarily the remaining refinancing country debt and commercial real estate problem asset and nonperforming portfolio.

(d) Insurance products managed within Retail Payments and Investments, but included for reporting purposes in Credit Cards, Mortgage Banking, and National Consumer Finance, generated revenues of $102 million and $81 million in 1997 and 1996, respectively.

(e)      Includes business results of International Consumer.

NM - Not meaningful